Filed Pursuant to Rule 433
                                                         File No.: 333-132249-07

   The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

   The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                                                   THE SERIES 2006-7 CERTIFICATES

                                         Pass-
                        Initial Class   Through                                Interest       Minimum     Incremental    Certificate
        Class            Balance (1)      Rate           Principal Types         Types      Denomination  Denomination      Form
------------------------------------------------------------------------------------------------------------------------------------
Offered Certificates

Class A-1...........   $251,644,000     5.8998%(3)   Senior, Sequential Pay   Fixed Rate    $1,000              $1       Book-Entry
Class A-2...........    $72,970,000     5.7073%(3)   Senior, Sequential Pay   Fixed Rate    $1,000              $1       Book-Entry
Class A-3...........    $97,674,000     5.9133%(3)   Senior, Sequential Pay   Fixed Rate    $1,000              $1       Book-Entry
Class A-4...........    $74,176,000     5.9983%(4)   Senior, Sequential Pay   Fixed Rate    $1,000              $1       Book-Entry
Class A-5...........    $24,215,000     6.2262%(4)   Senior, Sequential Pay   Fixed Rate    $1,000              $1       Book-Entry
Class A-6...........   $120,110,000     5.8594%(4)    Senior, Lockout         Fixed Rate    $1,000              $1       Book-Entry
Class M-1...........    $13,077,000     6.0488%(4)        Subordinate         Fixed Rate    $25,000             $1       Book-Entry
Class M-2...........     $3,353,000     6.2465%(4)        Subordinate         Fixed Rate    $25,000             $1       Book-Entry
Class M-3...........     $3,353,000     6.4432%(4)        Subordinate         Fixed Rate    $25,000             $1       Book-Entry
Class M-4...........     $3,353,000     6.8872%(4)        Subordinate         Fixed Rate    $25,000             $1       Book-Entry
Class M-5...........     $3,353,000     7.1000%(4)        Subordinate         Fixed Rate    $25,000             $1       Book-Entry

Non-Offered
Certificates

Class CE............      N/A              N/A            Subordinate                N/A          N/A           N/A            N/A
Class R.............      N/A              N/A            Subordinate           Residual          N/A           N/A            N/A

(TABLE CONTINUED)

                       Final Schedule       Initial Rating of Certificates
                         Distribution    ------------------------------------
        Class              Date (2)              Moody's          S&P
-----------------------------------------------------------------------------
Offered Certificates

Class A-1...........    October 25, 2036         Aaa               AAA
Class A-2...........    October 25, 2036         Aaa               AAA
Class A-3...........    October 25, 2036         Aaa               AAA
Class A-4...........    October 25, 2036         Aaa               AAA
Class A-5...........    October 25, 2036         Aaa               AAA
Class A-6...........    October 25, 2036         Aaa               AAA
Class M-1...........    October 25, 2036         Aa2                AA
Class M-2...........    October 25, 2036         A1                 A
Class M-3...........    October 25, 2036         A2                None
Class M-4...........    October 25, 2036        Baa1               BBB
Class M-5...........    October 25, 2036        Baa3               BBB-

Non-Offered
Certificates

Class CE............       N/A                  None               None
Class R.............       N/A                  None               None

------------------------------------------

(1) Approximate. The initial class balance of the offered certificates may vary by a total of plus or minus 5%.

(2) The final scheduled distribution date represents the distribution date in the month following the latest maturity date of any mortgage loan in the mortgage pool. The actual final payment on your offered certificates could occur earlier or later than the final scheduled distribution date.

(3)   These certificates are subject to a pool cap.

(4) These certificates are subject to a pool cap and a pass-through rate increase of 0.50% per annum following the optional termination date.

Interest Distributions

   On each Distribution Date, based upon the information provided to it in a remittance report prepared by the Servicer, the Trustee will distribute the Interest Remittance Amount in the following order of priority to the extent available:

   first, to the Trustee, the Trustee Fee;

   second, concurrently, to the Senior Certificates, pro rata (based on the Accrued Certificate Interest for each such class), the applicable Accrued Certificate Interest thereon for such Distribution Date;

   third, concurrently, to the Senior Certificates, pro rata (based on the Interest Carry Forward Amount for each such class), the applicable Interest Carry Forward Amount thereon for such Distribution Date;

   fourth, to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

   fifth, to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

   sixth, to the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

   seventh, to the Class M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

   eighth, to the Class M-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

   ninth, the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above which is defined below as the "Monthly Excess Interest Amount" for such Distribution Date, will be applied as described below under "--Application of Monthly Excess Cashflow Amounts."

   "Accrued Certificate Interest" for each Class of Offered Certificates and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Class Balance of such class of Certificates, minus each class's Interest Percentage of Relief Act Reductions for such Distribution Date.

   The "Interest Remittance Amount" means as of any Distribution Date, the sum, without duplication, of:

          (i) all interest collected or advanced with respect to the related Collection Period on the Mortgage Loans received by the Servicer on or prior to the Determination Date for such Distribution Date (less the Servicing Fee for such Mortgage Loans, certain amounts available for reimbursement of Advances and certain other reimbursable expenses or indemnification payments);

          (ii) all Compensating Interest paid by the Servicer for such Distribution Date with respect to the Mortgage Loans;

          (iii) the portion of any payment in connection with any principal prepayment or Liquidation Proceeds (net of certain expenses) relating to interest received during the calendar month preceding the month of that Distribution Date;

          (iv) the portion of any Substitution Adjustment Amount or Purchase Price for any Deleted Mortgage Loan relating to interest received during the calendar month preceding the month of that Distribution Date;

          (v) any Reimbursement Amount on the Mortgage Loans received during the calendar month preceding the month of that Distribution Date; and

          (vi) on the Distribution Date on which the optional termination of the Trust occurs, the interest portion of the purchase price.

   The "Interest Carry Forward Amount" means for any class of Offered Certificates and any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest for such Distribution Date over the amount in respect of interest actually distributed on such class for such Distribution Date, (b) any remaining unpaid Interest Carry Forward Amount from prior Distribution Dates and (c) interest on such remaining Interest Carryforward Amount referred to in clause (b) at the applicable Certificate Interest Rate for the related Interest Accrual Period.

   The "Interest Percentage" is, with respect to any class of Offered Certificates and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such class to the Accrued Certificate Interest for all classes of Offered Certificates, in each case for that Distribution Date and without regard to Relief Act Reductions.

   "Liquidation Proceeds" are for each Distribution Date, the sum of the proceeds of any primary mortgage guaranty insurance policies and any other insurance policies relating to the Mortgage Loans, to the extent these proceeds are not applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the Servicer's normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise during the calendar month preceding the month of such Distribution Date.

   "Reimbursement Amount" means, for any Distribution Date, any amounts received from the Depositor representing a reimbursement to the Trust for all costs or damages incurred by the Trust as a result of the violation of Depositor's representation that all Mortgage Loans complied with all applicable predatory or abusive lending laws.

   A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan due to the Servicemembers Civil Relief Act or similar state legislation.

   Accrued interest to be distributed on any Distribution Date will be calculated for each class of Certificates on the basis of the related Class Balance for the Distribution Date. Interest will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

   Interest will accrue on each class of Offered Certificates during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, an "Interest Accrual Period"). The initial Interest Accrual Period will be deemed to have commenced on September 1, 2006. Interest which accrues on each class of Certificates during an Interest Accrual Period will be calculated on the assumption that distributions in reduction of the Class Balances of each such class of Certificates on the Distribution Date in that Interest Accrual Period are made on the first day of the Interest Accrual Period.

Principal Distributions

   On each Distribution Date, Certificateholders will be entitled to receive principal distributions from the Principal Distribution Amount to the extent described below. The principal distributions distributed to a class on any Distribution Date will be allocated among the holders of the class pro rata in accordance with their respective Percentage Interests.

   For any Distribution Date (a) before the Stepdown Date or (b) as to which a Trigger Event is in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the Class Balances of the Certificates in the following order of priority:

   first, sequentially, as follows:

            (i) to the Class A-6 Certificates, up to the Priority Amount;

            (ii) sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, until their Class Balances have been reduced to zero;

            (iii) to the Class A-6 Certificates, until their Class Balance has been reduced to zero;

   second, to the Class M-1 Certificates, until their Class Balance has been reduced to zero;

   third, to the Class M-2 Certificates, until their Class Balance has been reduced to zero;

   fourth, to the Class M-3 Certificates, until their Class Balance has been reduced to zero;

   fifth, to the Class M-4 Certificates, until their Class Balance has been reduced to zero;

   sixth, to the Class M-5 Certificates, until their Class Balance has been reduced to zero; and

   seventh, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under "--Application of Monthly Excess Cashflow Amounts."

   For any Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the Class Balances of the Certificates in the following order of priority:

   first, the Senior Principal Distribution Amount, as follows:

            (i) to the Class A-6 Certificates, up to the Priority Amount;

            (ii) sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, until their Class Balances have been reduced to zero;

            (iii) to the Class A-6 Certificates, until their Class Balance has been reduced to zero;

   second, to the Class M-1 Certificates, up to the Class M-1 Principal Distribution Amount, until their Class Balance has been reduced to zero;

   third, to the Class M-2 Certificates, up to the Class M-2 Principal Distribution Amount, until their Class Balance has been reduced to zero;

   fourth to the Class M-3 Certificates, up to the Class M-3 Principal Distribution Amount, until their Class Balance has been reduced to zero;

   fifth, to the Class M-4 Certificates, up to the Class M-4 Principal Distribution Amount, until their Class Balance has been reduced to zero;

   sixth, to the Class M-5 Certificates, up to the Class M-5 Principal Distribution Amount, until their Class Balance has been reduced to zero; and

   seventh, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under "--Application of Monthly Excess Cashflow Amounts."

   Notwithstanding the foregoing, on and after the Distribution Date on which the aggregate Class Balance of the Class M Certificates has been reduced to zero, all principal distributions to the Senior Certificates will be distributed concurrently on a pro rata basis, based on the Class Balance of each such class of certificates, until the Class Balances of each such class has been reduced to zero.

   For purposes of the foregoing, the following terms will have the respective meanings set forth below.

   "Class M-1 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Class Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Class Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 95.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date and (b) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of (i) 0.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

   "Class M-2 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Class Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 96.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date and (b) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of (i) 0.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

   "Class M-3 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Class Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 97.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date and (b) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of (i) 0.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

   "Class M-4 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Class Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date) and (v) the Class Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 98.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date and (b) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of (i) 0.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

   "Class M-5 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Class Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Class Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 99.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date and (b) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of (i) 0.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

   "Extra Principal Distribution Amount" means as of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for that Distribution Date and
(y) the Overcollateralization Deficiency for that Distribution Date.

   "Overcollateralization Amount" means as of any Distribution Date the excess, if any, of (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date over (y) the aggregate Class Balance of all classes of Certificates (after taking into account all distributions of principal on that Distribution Date and the increase of any Class Balance as a result of Recoveries).

   "Overcollateralization Deficiency" means as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount over (y) the Overcollateralization Amount for that Distribution Date, calculated for this purpose after taking into account the reduction on that Distribution Date of the Class Balances of all classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on that Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on that Distribution Date.

   "Overcollateralization Release Amount" means with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for that Distribution Date and
(y) the excess, if any, of (i) the Overcollateralization Amount for that Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Certificates on that Distribution Date over (ii) the Targeted Overcollateralization Amount. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

   "Principal Distribution Amount" means as of any Distribution Date, the sum of
(i) the Principal Remittance Amount (minus the Overcollateralization Release Amount, if any) and (ii) the Extra Principal Distribution Amount, if any.

   "Principal Remittance Amount" means with respect to any Distribution Date, the amount equal to the sum (less certain amounts available for reimbursement of Advances and certain other reimbursable expenses or indemnification payments) of the following amounts (without duplication):

            (i) each payment of principal on a Mortgage Loan due during the related Collection Period and received by the Servicer on or prior to the Determination Date for that Distribution Date, including any Advances with respect thereto;

            (ii) the portion of any payment in connection with any full and partial principal prepayment or Liquidation Proceeds (net of certain expenses) relating to principal received by the Servicer during the calendar month preceding the month of that Distribution Date;

            (iii) the portion of any Purchase Price for any Deleted Mortgage Loan relating to principal received during the calendar month preceding the month of that Distribution Date;

            (iv) the portion of any Substitution Adjustment Amount for any Deleted Mortgage Loan relating to principal received during the calendar month preceding the month of that Distribution Date;

            (v) any Recoveries received during the calendar month preceding the month of that Distribution Date; and

            (vi) on the Distribution Date on which the optional termination of the Trust occurs, the principal portion of the termination price.

   "Priority Amount" means for any Distribution Date the lesser of (i) the Class Balance of the Class A-6 Certificates and (ii) the product of (a) the Priority Percentage, (b) the Shift Percentage and (c) the Senior Principal Distribution Amount.

   "Priority Percentage" means for any Distribution Date (i) the Class Balance of the Class A-6 Certificates divided by (ii) the sum of the Class Balances of the Senior Certificates.

   "Recovery" means any amount (net of reimbursable expenses) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Recoveries are received, they will be included as part of the Principal Remittance Amount for the Distribution Date following the related calendar month in which received and distributed in accordance with the priorities described above. In addition, after giving effect to all distributions on a Distribution Date, the Unpaid Realized Loss Amount for the class of Subordinate Certificates then outstanding with the highest distribution priority will be decreased by the amount of Recoveries until reduced to zero (with any remaining Recoveries applied to reduce the Unpaid Realized Loss Amount of the class with the next highest distribution priority), and the Class Balance of such class or classes of Subordinate Certificates will be increased by the same amount.

   "Senior Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Class Balance of the Subordinate Certificates before taking into account the distributions on such Distribution Date and (ii) the Overcollateralization Amount as of the prior Distribution Date by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date.

   "Senior Principal Distribution Amount" means as of any Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, the Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the Class Balance of the Senior Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately 91.10% and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date and (y) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of (1) 0.50% and (2) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

   "Shift Percentage" means for any Distribution Date, the percentage set forth below:

 Distribution Date Occurring In            Shift Percentage
 ------------------------------            ----------------
 October 2006 through September 2009       0%
 October 2009 through September 2011       45%
 October 2011 through September 2012       80%
 October 2012 through September 2013       100%
 October 2013 and thereafter               300%

   "60+ Day Delinquent Loan" means each Mortgage Loan (including each Mortgage Loan in foreclosure and each Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due and each Mortgage Loan relating to an REO Property.

   "Stepdown Date" means the earlier to occur of (i) the Distribution Date on which the aggregate Class Balance of the Senior Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in October 2009 and (y) the Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 8.900%.

   "Targeted Overcollateralization Amount" means as of any Distribution Date,
(x) prior to the Stepdown Date, approximately 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of
(a) approximately 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (b) 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

   A "Trigger Event" has occurred on a Distribution Date if (i) the three-month rolling average of 60+ Day Delinquent Loans (as a percentage of the Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period) equals or exceeds 50% of the Senior Enhancement Percentage or
(ii) the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Recoveries received since the Cut-off Date through the last day of the related Collection Period) divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution
Date:

 Distribution Date Occurring In            Percentage

October 2008 through September 2009        0.15% for the first month, plus an
                                           additional  1/12th of 0.20% for
                                           each month thereafter

October 2009 through September 2010        0.35% for the first month, plus an
                                           additional  1/12th of 0.30% for
                                           each month thereafter

October 2010 through September 2011        0.65% for the first month, plus an
                                           additional  1/12th of 0.25% for
                                           each month thereafter

October 2011 through September 2012        0.90% for the first month, plus an
                                           additional  1/12th of 0.15% for
                                           each month thereafter

October 2012 and thereafter                               1.05%

Application of Monthly Excess Cashflow Amounts

   The weighted average Net Mortgage Interest Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the interest rates on the Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Certificates. This excess interest for a Collection Period, together with interest on the Overcollateralization Amount itself, is the "Monthly Excess Interest Amount."

   The "Net Mortgage Interest Rate" for each Mortgage Loan is the applicable mortgage interest rate payable by the related borrower over the Administrative Fee Rate.

   If Realized Losses occur that are not covered by the Monthly Excess Cashflow Amount, these Realized Losses will result in an Overcollateralization Deficiency (since they will reduce the aggregate Stated Principal Balance of the Mortgage Loans without giving rise to a corresponding reduction of the aggregate Class Balance of the Certificates). The cashflow priorities in this situation increase the Extra Principal Distribution Amount (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

   On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or "stepdown." If the Targeted Overcollateralization Amount is permitted to stepdown on a Distribution Date, the cashflow priorities of this transaction permit a portion of the Principal Remittance Amount for that Distribution Date not to be passed through as a distribution of principal on the Certificates on that Distribution Date. This has the effect of decelerating the amortization of the Certificates relative to the aggregate Stated Principal Balance of the Mortgage Loans, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Certificates therefore releases a limited portion of the overcollateralization from the Trust.

      On any Distribution Date, the sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the Certificates is the "Monthly Excess Cashflow Amount," which is required to be applied in the following order of priority (the "Monthly Excess Cashflow Allocation") on that Distribution Date:

            (i) to the Senior Certificates, pro rata, any remaining Accrued Certificate Interest for such classes for that Distribution Date;

            (ii) to the Senior Certificates, pro rata, any remaining Interest Carry Forward Amounts for such classes for that Distribution Date;

            (iii) to the Class M-1 Certificates, any remaining Accrued Certificate Interest thereon for that Distribution Date;

            (iv) to the Class M-1 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

            (v) to the Class M-1 Certificates, any Class M-1 Realized Loss Amortization Amount for that Distribution Date;

            (vi) to the Class M-2 Certificates, any remaining Accrued Certificate Interest thereon for that Distribution Date;

            (vii) to the Class M-2 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

            (viii) to the Class M-2 Certificates, any Class M-2 Realized Loss Amortization Amount for that Distribution Date;

            (ix) to the Class M-3 Certificates, any remaining Accrued Certificate Interest thereon for that Distribution Date;

            (x) to the Class M-3 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

            (xi) to the Class M-3 Certificates, any Class M-3 Realized Loss Amortization Amount for that Distribution Date;

            (xii) to the Class M-4 Certificates, any remaining Accrued Certificate Interest thereon for that Distribution Date;

            (xiii) to the Class M-4 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

            (xiv) to the Class M-4 Certificates, any Class M-4 Realized Loss Amortization Amount for that Distribution Date;

            (xv) to the Class M-5 Certificates, any remaining Accrued Certificate Interest thereon for that Distribution Date;

            (xvi) to the Class M-5 Certificates, any Interest Carry Forward Amount thereon for that Distribution Date;

            (xvii) to the Class M-5 Certificates, any Class M-5 Realized Loss Amortization Amount for that Distribution Date;

            (xviii) to the Cap Carryover Reserve Account, an amount equal to the aggregate of any Cap Carryover Amounts for such Distribution Date;

            (xix) to the Class CE Certificates, in the amounts specified in the Pooling and Servicing Agreement.

   Once the Class Balance of an Offered Certificate is reduced to zero, it will still be entitled to distributions from the Monthly Excess Cashflow Amount to pay any remaining Cap Carryover Amount and any unpaid Realized Loss Amortization Amounts.

   For purposes of the foregoing, the following terms will have the respective meanings set forth below.

   "Class M-1 Realized Loss Amortization Amount" means as to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (iv) of the Monthly Excess Cashflow Allocation for that Distribution Date.

   "Class M-2 Realized Loss Amortization Amount" means as to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (vii) of the Monthly Excess Cashflow Allocation for that Distribution Date.

   "Class M-3 Realized Loss Amortization Amount" means as to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-3 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (x) of the Monthly Excess Cashflow Allocation for that Distribution Date.

   "Class M-4 Realized Loss Amortization Amount" means as to the Class M-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-4 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xiii) of the Monthly Excess Cashflow Allocation for that Distribution Date.

   "Class M-5 Realized Loss Amortization Amount" means as to the Class M-5 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-5 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xvi) of the Monthly Excess Cashflow Allocation for that Distribution Date.

   "Realized Loss Amortization Amount" means each of the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, the Class M-4 Realized Loss Amortization Amount and the Class M-5 Realized Loss Amortization Amount.

   "Unpaid Realized Loss Amount" means for any class of Subordinate Certificates and as to any Distribution Date, the excess of (x) the cumulative amount of related Applied Realized Loss Amounts allocated to that class for all prior Distribution Dates, as described under "--Allocation of Losses" above, over (y) the sum of (a) the cumulative amount of any Recoveries allocated to that class and (b) the cumulative amount of related Realized Loss Amortization Amounts for that class for all prior Distribution Dates.

Certificate Interest Rates

   Interest for each Distribution Date will accrue on the Offered Certificates during the related Interest Accrual Period at a per annum rate (the "Certificate Interest Rate") equal to the lesser of (i) the applicable per annum rate set forth for such class, plus, in the case of the Class A-4, Class A-5, Class A-6 and Class M Certificates, 0.50% per annum on each Distribution Date following the Optional Termination Date (each such rate, the "Pass-Through Rate") and (ii) the Pool Cap for such Distribution Date.

   The "Pool Cap" for any Distribution Date and the Offered Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Interest Rates for the Mortgage Loans, weighted on the basis of the Stated Principal Balances of the Mortgage Loans as of the first day of the related Collection Period.

   If on any Distribution Date, the Accrued Certificate Interest for any Certificate is based on the Pool Cap, the excess of (i) the amount of interest such Certificate would have been entitled to receive on that Distribution Date based on its Pass-Through Rate over (ii) the amount of interest such Certificate received on that Distribution Date based on the Pool Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on such Certificate) will be the "Cap Carryover Amount." Any Cap Carryover Amount may be paid on the same or future Distribution Dates from amounts that would otherwise be distributed on the Class CE Certificates. On the Closing Date, the Trustee will establish the Cap Carryover Reserve Account ("Cap Carryover Reserve Account") pursuant to the Pooling Agreement from which distributions of Monthly Excess Cashflow Amount in respect of Cap Carryover Amounts on the Offered Certificates will be made. The Cap Carryover Reserve Account will be an asset of the Trust but not of any REMIC.

   The Cap Carryover Reserve Account will be funded from amounts otherwise distributable to the Class CE Certificates pursuant to clause (xviii) of the Monthly Excess Cashflow Allocation. On each Distribution Date, amounts on deposit in the Cap Carryover Reserve Account will be distributed, sequentially, as follows:

            first, concurrently, to the Senior Certificates, pro rata (based on the Cap Carryover Amount for each such class), any Cap Carryover Amount for such class; and

            second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in that order, any Cap Carryover Amount for such class.